Exhibit 10.10

SECURITIES PURCHASE AGREEMENT

by and between

DISABOOM, INC.

and

CERTAIN PURCHASERS

Dated as of October 15, 2007

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 15, 2007 between Disaboom, Inc., a Colorado corporation (the “Company”), and the Parties who execute this Agreement and whose subscriptions are accepted by the Company (the “Purchasers”). The Company and the Purchasers may hereinafter be referred to collectively as the “Parties” or individually as a “Party.” Except as otherwise indicated herein, capitalized terms used herein are defined in Appendix A.

PRELIMINARY STATEMENTS

A.     The Company is conducting an offering of up to $5.0 million aggregate amount of its common stock, par value $.0001 per share (the “Common Stock”) plus warrants to purchase Common Stock (the “Offering”) as described in the Term Sheet attached hereto as Exhibit A. The shares of common stock and warrants are collectively referred to as the “Securities.”

B.     The Company wishes for the Purchasers to make an equity investment in the Company as described in the Term Sheet.

C.     The Company and the Purchasers desire to enter into an agreement pursuant to which the Purchasers will purchase from the Company, and the Company will sell to the Purchasers, the restricted common stock and warrants described herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereof, and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

STATEMENT OF AGREEMENT

ARTICLE I

ISSUANCE AND PURCHASE OF SHARES

1.1     Issuance and Purchase of Common Stock. Subject to the terms and conditions of this Agreement, the Company shall sell to the Purchasers, and the Purchasers shall purchase from the Company up to an aggregate of 6,666,667 shares of the Company’s Common Stock (the “Shares”), par value $.0001 per share, for a purchase price of $0.75 per share (the “Purchase Price”). In addition to the Shares purchased by the Purchasers hereunder, in exchange for the Purchase Price the Purchasers shall receive warrants to purchase three shares of Common Stock for every four Shares purchased in the Offering (the “Warrants”). Such Warrants shall consist of two series; Series 2007 - Redeemable, in the form attached hereto as Exhibit B, and Series 2007 Non-Redeemable, in the form attached hereto as Exhibit C. For every four Shares purchased the Purchaser shall receive Series 2007 - Redeemable warrants to purchase two shares of Common Stock and Series 2007 - Non-Redeemable warrants to purchase one share of Common Stock. The Purchasers acknowledge that the minimum subscription is $50,000. The Company (in its sole discretion) can accept subscriptions of a lesser amount. Each Purchaser agrees to deliver funds for such Purchaser’s aggregate subscription wire transfer to the following non-interest bearing escrow account:

          Colorado Business Bank

          821 17th Street

          Denver, Colorado 80202

          ABA Routing Number: 102003206

          Account Name: Burns, Figa & Will, P.C. Escrow Account

          Account Number: 7165218

The forwarded funds will be held in the escrow account without interest or deduction. Upon signing below, the Purchaser should deliver the counterpart signature page to this Agreement, together with a completed Investor Suitability Questionnaire in the form attached as Schedule 4.6 hereto, to:

           Burns, Figa & Will, P.C.,

           Attention: Peter F. Waltz, Esq.,

           6400 S. Fiddler’s Green Circle, Suite 1000

           Greenwood Village, Colorado 80111

           Fax: (303) 796-2777

           E-mail: pwaltz@bfw-law.com.

         Each Purchaser fully understands that the Purchaser’s subscription will not be returned, except in the event that the Company either fails to meet the Minimum Offering (as defined in the Term Sheet) or rejects the subscription, which it may do in its sole discretion.

1.2     Closing. The closing of the transactions contemplated herein (the “Closing”) shall take place at such time, date or place as the Company may determine in its sole discretion, provided that the Minimum Offering amount has been met (the “Closing Date”). Multiple closings are permissible. At each Closing, (a) Purchasers purchasing Shares at such closing shall pay to the escrow agent, pursuant to the terms set forth in that Escrow Agreement, dated October 15, 2007 (the “Escrow Agreement”), by and between the Company and Burns, Figa & Will, P.C. (the “Escrow Agent”), by wire transfer of immediately available funds to the escrow account provided in Section 1.1 of this Agreement or an account designated in writing by the Company, the aggregate Purchase Price purchased pursuant hereto, which amount the Escrow Agent shall then disburse to the Company in accordance with the Escrow Agreement; and (b) the Company shall issue to Purchasers certificates representing the Shares and certificates evidencing the Warrants, in each case duly registered in the names of Purchasers.

1.3       Finders Fees. We may, in our discretion, offer the Securities on a "best efforts" basis through brokers who are registered with the Securities and Exchange Commission and are members of the National Association of Securities Dealers, Inc., and pay a cash commission of 10% plus 10% warrant coverage (with warrant terms the same as the Warrants issued in this Offering) to the selling broker as a finder’s fee.

ARTICLE II

RESTRICTIONS ON TRANSFERABILITY

The Shares and Warrants shall not be transferred before satisfaction of the conditions specified in this Article II, which conditions are intended to ensure compliance with the provisions of the Securities Act and applicable state securities laws with respect to the transfer of any Shares or Warrants. Purchasers, by entering into this Agreement and accepting the Shares or Warrants, agree to be bound by the provisions of this Article II.

2.1     Restrictive Legend. Except as otherwise provided in this Article II, each certificate representing Shares (the “Restricted Common Stock”) and each Warrant certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER, IS AVAILABLE.

2.2     Transfers. Each Holder agrees that it will not sell, transfer or otherwise dispose of any shares of Restricted Common Stock or Warrants, in whole or in part, except pursuant to an effective registration statement under the Securities Act or an exemption from registration thereunder. Each certificate, if any, evidencing such shares of Restricted Common Stock and each Warrant certificate issued upon such transfer shall bear the restrictive legend set forth in Section 2.1, unless in the written opinion of the Company’s counsel, at the expense of the Company, in connection with such transfer such legend is not required in order to ensure compliance with the Securities Act.

2.3     Termination of Restrictions. The restrictions imposed by this Article II upon the transferability of the Restricted Common Stock and/or the Warrants and the legend requirement of Section 2.1 shall terminate as to any particular security (i) when and so long as the offer and sale of such security shall have been registered under the Securities Act and the security disposed of pursuant to any such effective registration statement in respect thereof, or (ii) when the Company receives the written opinion of counsel to the Company, delivered at the expense of the Company, stating that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Article II shall terminate as to any Restricted Common Stock and/or Warrants, as herein above provided, the Holder thereof shall be entitled to receive from the Company, at the expense of the Company, a new certificate representing such Common Stock, not bearing the restrictive legend set forth in Section 2.1. Subject to the limitations set forth in Section 7.1, the Company will file a registration statement with the SEC to register for resale the Shares and shares underlying the Warrants sold to the Purchasers pursuant to this Agreement; provided, however, that the Purchaser understands that the Company cannot provide assurance as to when the registration statement will become effective, if at all, and the Purchaser understands that the Company has pre-existing commitments to first file a registration statement, and become effective, before the Purchasers in this Offering can be included in a registration statement. See Section 7.1 for a better description of the timing for filing registration statements.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As a material inducement to Purchasers entering into this Agreement and purchasing the Shares, the Company represents and warrants to Purchasers as follows:

3.1     Corporate Status. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado. The Company has all requisite corporate power and authority to own or lease, as the case may be, its properties and to carry on its business as now conducted. The Company is qualified or licensed to conduct business in all jurisdictions where its ownership or lease of property and the conduct of its business requires such qualification or licensing, except to the extent that failure to so qualify or be licensed would not have a Material Adverse Effect on the Company. Wherever in this Agreement the term “Material Adverse Effect” or “Material Adverse Change” is used, such term shall mean any situation, event or occurrence that alone or together with any other situation, event or occurrence, has a material and adverse effect on, or results in a material and adverse change in, the Company’s business, operations, assets, financial condition, prospects or cash flows. The Company has no subsidiaries. There is no pending or, to the knowledge of the Company, threatened proceeding for the dissolution, liquidation or insolvency of the Company.

3.2     Corporate Power and Authority. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby. The Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

3.3     Enforceability. This Agreement and each Warrant between the Company and the Purchasers has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.4     No Violation. The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Company with the terms and provisions hereof, will not (a) result in a violation or breach of, or constitute, with the giving of notice or lapse of time, or both, a material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which the Company is a party or by which the Company or any material portion of the Company’s properties or assets may be bound, (b) violate any requirement of law applicable to the Company or any material portion of the Company’s properties or assets, (c) result in the imposition of any lien, security interest or other encumbrance upon any of the properties or assets of the Company; except where any of the foregoing would not have a Material Adverse Effect on the Company, or (d) result in a violation of the Company’s articles of incorporation or its bylaws.

3.5     Consents/Approvals. No consent, approval, waiver or other action by any Person under any Contract to which either the Company is a party, or by which any of their respective properties or assets are bound, is required or necessary for the execution, delivery or performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents, filings, authorizations, approvals or waivers or make such filings would not have a Material Adverse Effect on the Company.

3.6     Capitalization. The authorized capital stock of the Company consists of 75,000,000 shares, of which 10,000,000 shares are Preferred Stock, par value of $.0001 per share and 65,000,000 shares are Common Stock, par value of $.0001 per share. As of October 12, 2007, the Company had outstanding 35,196,333 shares of Common Stock, all of which (except for 5,500 shares currently held in escrow) were duly authorized, validly issued, fully paid and non-assessable and had no outstanding shares of Preferred Stock. Except (a) the Shares and Common Stock issuable upon the exercise of Warrants issued to Purchasers in the Offering, (b) 7,000,000 shares of authorized Common Stock reserved for issuance upon exercise of stock options granted or to be granted under the Company’s 2006 Stock Option Plan, (c) 450,000 shares of authorized Common Stock reserved for issuance upon the exercise of common stock purchase warrants; and (d) as set forth in the Company’s SEC Reports (which includes disclosure of the Company’s recently completed private placement and the shares and warrants issued therein); there are (y) no rights, options, warrants, convertible securities, subscription rights or other agreements, calls, plans, contracts or commitments of any kind relating to the issued and unissued capital stock of, or other equity interest in, the Company outstanding or authorized and (z) no contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company Common Stock. No shares of Common Stock are subject to any cumulative voting rights and no shares of Common Stock have any preemptive right, nor have any existing shares of Common Stock been, nor will the Shares be, issued in violation of any statutory or contractual preemptive right.

3.7     SEC Reports and Bulletin Board Eligibility. Since April 9, 2007, the Company has made all filings including exhibits (the “SEC Reports”) required to be made by it under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934, (the “Exchange Act”). The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the securities laws, rules and regulations of any state and pursuant to any requirements of applicable law. The SEC Reports, when filed, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has made accessible to Purchasers (via the SEC website) true, accurate and complete copies of the SEC Reports which were filed with the SEC since April 9, 2007. The Company’s Common Stock is currently eligible for trading on the OTC Bulletin Board, and the Company has not received any notice that its Common Stock is being considered by the OTC Bulletin Board for disqualification for trading.

3.8     Financial Statements. Each of the balance sheets included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations or other information therein of the Company for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to normal recording adjustments which might be required as a result of year-end audit and except as otherwise stated therein).

3.9     Undisclosed Liabilities. As of the date of this Agreement, except for liabilities and losses incurred in the ordinary course of business since June 30, 2007, the Company does not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, subordinated or unsubordinated, matured or unmatured, accrued, absolute, contingent, regulatory or administrative charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement, that were not fully and adequately reflected or reserved for in the financial statements contained in the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 or otherwise disclosed in the SEC Reports.

3.10     Material Changes. Except as set forth in the SEC Reports, since June 30, 2007 there have been no Material Adverse Changes in the Company. In addition, the description of the Company’s business contained in the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 is not materially inconsistent with its current operations.

3.11     Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company, which is required to be disclosed in the SEC Reports (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The Company has no pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject, excluding ordinary routine litigation incidental to the business which could not reasonably be expected to have a Material Adverse Effect.

3.12     Compliance with Laws, Licenses and Permits.     The Company is not in violation of, nor has it failed to conduct its business in full compliance with, any applicable federal, state, local or foreign laws, regulations, rules, treaties, rulings, orders, directives or decrees, except where such non-compliance will not have a Material Adverse Effect. The Company is not in violation or breach of any of the terms, requirements or conditions of any of said licenses, permits, authorizations or franchises, except to the extent to which any such violation will not have a Material Adverse Effect.

3.13     Intellectual Property. The Company owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. The Company has not received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.

3.14     Title to Property.     The Company has good and marketable title to all property (real and personal) described in this Agreement, if any, as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except as described in this Agreement or the SEC Reports, and except where the failure to have such title would not, individually or in the aggregate, have a Material Adverse Effect; all the property described in this Agreement, if any, as being held under lease by the Company is held thereby under valid, subsisting and enforceable leases, except where the failure to hold any such lease would not, individually or in the aggregate, have a Material Adverse Effect.

3.15     No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

3.16     Tax Matters.     All tax returns required to be filed by the Company have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided, except where the failure to file would not, in the aggregate, have a Material Adverse Effect on the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASERS

As a material inducement to the Company entering into this Agreement and issuing and/or selling the Shares, each Purchaser represents and warrants to the Company as follows:

4.1      Investment Intent / No General Solicitation. The Purchaser is acquiring the Shares for the Purchaser’s own account and with no present intention of distributing or selling the Shares or any interest in the Shares. The Purchaser agrees that it will not sell or otherwise dispose of any of the Shares or any interest in the Shares unless such sale or other disposition has been registered or qualified (as applicable) under the Securities Act and applicable state securities laws or, in the opinion of the Purchaser’s counsel delivered to the Company (which opinion shall be reasonably satisfactory to the Company) such sale or other disposition is exempt from registration or qualification under the Securities Act and applicable state securities laws. The Purchaser understands that the sale of the Shares acquired by the Purchaser hereunder has not been registered under the Securities Act, but the Shares are issued through transactions exempt from the registration and prospectus delivery requirements of Section 4(2) of the Securities Act, and that the reliance of the Company on such exemption from registration is predicated in part on these representations and warranties of the Purchaser. The Purchaser acknowledges and agrees that he did not become aware of this Offering by any means of general solicitation. The Purchaser has had a pre-existing relationship with the Company, its officers or directors, or its agents at least 30 days prior to the date of this Agreement. The Purchasers acknowledge that pursuant to Section 2.1 a restrictive legend has been or will be placed on the certificates representing the Shares until such legend is permitted to be removed under applicable law. Subject to the limitations set forth in Section 7.1, the Company will file a registration statement with the SEC to register for resale the Shares and shares underlying the Warrants sold to the Purchasers pursuant to this Agreement; provided, however, that the Purchaser understands that the Company cannot provide assurance as to when the registration statement will become effective, if at all.

4.2     Adequate Information. The Company has made available (through the SEC website and press releases) and the Purchaser has reviewed such information that the Purchaser considers necessary or appropriate to evaluate the risks and merits of an investment in the Securities (including, without limitation, the Company’s Forms 10-QSB for the quarterly period ended June 30, 2007, and Current Reports on Form 8-K since April 9, 2007.

        4.3     Opportunity to Question. The Purchaser has had the opportunity to question, and, to the extent deemed necessary or appropriate, has questioned representatives of the Company so as to receive answers and verify information obtained in the Purchaser’s examination of the Company, including the information that the Purchaser has reviewed in relation to its investment in the Securities and the risk factors set forth in Exhibit D attached hereto.

        4.4     Speculative Offering. The Purchaser represents and warrants that he/she understands that the Offering is a highly speculative offering and that the Company is a start-up company with no historical operations, no source of revenue and a substantial capital overlay requirement in order to generate revenue; therefore the Purchaser could lose his or her entire investment within a relatively short period of time.

        4.5     No Other Representations. No oral or written representations have been made to the Purchaser in connection with the Purchaser’s acquisition of the Securities which were in any way inconsistent with the information reviewed by the Purchaser. The Purchaser acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Company, its respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in Article III hereof. The Purchaser has not made its decision to acquire Securities or to execute and deliver this Agreement on the basis of any belief that any officer, director or affiliate of the Company or any current stockholder of the Company would make an investment in the Company now or in the future.

         4.6      Knowledge and Experience. The Purchaser is an Accredited Investor as such term is defined in Rule 501(a) of Regulation D under the Securities Act and as such Purchaser has accurately completed a counterpart of the Schedule 4.6 attached hereto. The Purchaser has such knowledge and experience so as to enable the Purchaser to utilize the information made available to the Purchaser in order to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto.

         4.7     Additional Representations.     Each Purchaser will make such additional representations and warranties and furnish such information regarding the Purchaser’s investment experience and financial position as the Company may reasonably require, and if there should be any material change in the information set forth herein prior to the Closing of the sale of the Securities, the Purchaser will immediately furnish such revised or corrected information to the Company.

         4.8     Term Sheet. The Purchaser has received a copy of the Term Sheet attached hereto as Exhibit A. Except for the information contained in this Agreement, including the Term Sheet and the SEC Reports, neither the Purchaser nor its advisors has been furnished any offering material or literature by the Company.

4.9     Independent Decision. The Purchaser is not relying on the Company or on any legal or other opinion in the materials reviewed by the Purchaser with respect to the financial or tax considerations of the Purchaser relating to its investment in the Securities. The Purchaser has relied solely on the representations, warranties, covenants and agreements of the Company in this Agreement (including the Exhibits and Schedules hereto) and on its examination and independent investigation in making its decision to acquire the Securities. The Purchaser has been afforded the opportunity to obtain, and has been furnished, all material that it has requested relating to the proposed operation of the Company, any other matters relating to the business and properties of the Company and the offering and sale of the Securities.

         4.10     Legal Existence and Authority. If the Purchaser is a corporation, partnership, limited liability company, trust or other entity, the Purchaser has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation with full power and authority to acquire and hold the Securities and to execute, deliver and comply with the terms of this Agreement and such other documents required to be executed and delivered by the undersigned in connection with this subscription.

         4.11.     No Defaults or Conflicts. The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder does not conflict with or constitute a default under any instruments governing the Purchaser, or any law, regulation, order or agreement to which the Purchaser is a party or to which the undersigned is bound.

        4.12.     Validity; Enforceability; Binding Effect. This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, and the agreements herein and therein constitute valid, binding and enforceable agreements of the Purchaser. The Purchaser is not a partnership, common trust fund, special trust, pension fund, retirement plan or other entity in which the partners or participants, as the case may be, may designate the particular investments to be made or the allocation thereof.

        4.13.     Confidentiality. The Purchaser has agreed not to disclose and to maintain as confidential and use solely for purposes of evaluating the transaction described herein all non-public information related to the Company of which it is in possession. Unless required by law, the Purchaser has not disclosed and shall not disclose, and shall maintain confidential any non-public information related to the Company, provided that the undersigned may disclose such information to any of its advisors, attorneys and accountants, if such advisor, attorney and/or accountant shall have agreed to be bound by this provision.

ARTICLE V
COVENANTS

5.1     Filings. Each of the Company and the Purchasers shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby.

5.2     Further Assurances. Each of the Company and the Purchasers shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

5.3     Cooperation. Each of the Company and the Purchasers agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any requirement of law in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any governmental authority to any such transactions. Except as may be specifically required hereunder, none of the Parties or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such Party would result in or produce a Material Adverse Effect on such Party.

5.4     Notification of Certain Matters. Each of the Company and the Purchasers shall give prompt notice to the other of the occurrence, or non-occurrence, of any event which would be likely to cause any representation or warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

         5.5     Share Maintenance. The Company covenants and agrees that (a) all shares of Common Stock issuable upon exercise of the Warrants, upon issuance in accordance with the terms thereof, and the payment of the purchase price therefor, will be duly authorized, validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof other than those created by or arising through the Purchasers, and all such shares shall be sold to the Purchasers pursuant to an exemption from registration under the Securities Act or an effective registration statement, and (b) the Company will at all times during the exercise period have authorized and reserved sufficient shares of Common Stock to provide for the exercise of the Warrants in full.

ARTICLE VI
CLOSING CONDITIONS

6.1     Conditions to Purchasers’ and Company’s Obligations.     The obligations of the Purchasers and the Company hereunder are subject to the accuracy of the representations and warranties of the respective parties contained in Articles III and IV hereof, to the performance by the Company and Purchasers of their covenants and other obligations hereunder, and to the following further conditions:

(a)     Delivery of Counterpart Signature Page and Acceptance by Company. At the Closing Date, the Purchasers shall have given to the Company an executed counterpart signature page to this Agreement. The Purchasers understand that this Agreement is not binding until accepted by a duly authorized officer of the Company.

        (d)     Delivery of Investor Suitability Questionnaire as set forth in Schedule 4.6. At Closing Time, each Purchaser shall have accurately completed, signed and delivered to the Company the Investor Suitability Questionnaire as set forth in Schedule 4.6.

ARTICLE VII
REGISTRATION RIGHTS

     7.1. Covenant to Effect Registration.

     (a)     Filing of Shelf Registration Statement. Subject to exceptions and limitations described herein, the Company shall use its best efforts to cause a Registration Statement (the “Second Registration Statement”) to be filed with the Commission on Form SB-2, if available, or, if Form SB-2 is not available for the Registration of the Registrable Securities, on such form as may be prescribed by the Commission, within 90 days after going effective on a separate, first priority Form SB-2 Registration Statement that the Company expects to file on or about December 1, 2007, covering the resale of shares of common stock issued by the Company in its private placement that closed on September 26, 2007, with the final closing on October 9, 2007. The Second Registration Statement will provide for the resale of the Shares and shares underlying the Warrants, and may include other shares as the Company deems necessary or desirable. The Second Registration Statement shall contain all appropriate undertakings necessary to comply with Rule 415 under the Securities Act pertaining to "shelf registration" or delayed offerings of securities. The Company shall use its best efforts (i) to cause the Commission to declare such the Second Registration Statement effective as soon as practicable, and (ii) to maintain the effectiveness of the Second Registration Statement with respect to the Registrable Securities until the Registrable Securities are eligible for sale pursuant to Rule 144. If the SEC refuses to allow the Second Registration Statement to be declared effective because the number of Registrable Securities sought to be registered for resale exceeds the maximum number permissible under certain rules as interpreted by the Commission, the Company shall reduce the number of shares sought to be registered for resale on a pro-rata basis.

     (b)     Blue Sky Registration. In the event of any registration pursuant to this Section 7.1, the Company will use its best efforts to register and/or qualify the securities covered by the Second Registration Statement under the securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the Registrable Securities.

     7.2.     Expenses of Registration. All registration expenses incurred in connection with any registration pursuant to Section 7.1 shall be borne by the Company. Any selling expenses shall be borne by the seller of such securities to whom the expenses relate.

     7.3.     Registration Procedures. At its expense, the Company shall: (a) use its best efforts to keep such Registration Statement continuously effective until Holders who are not affiliates of the Company are eligible to sell their Shares under Rule 144 under the Securities Act; (b) use its best efforts to prepare and file as promptly as practicable with the Commission such amendments and supplements to the Second Registration Statement and the prospectus used in connection with the Second Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of Registrable Securities covered by the Second Registration Statement; (c) notify each seller of Registrable Securities covered by the Second Registration Statement at any time when a prospectus relating thereto can no longer be relied upon; (d) use its best efforts to take any and all such actions as may be reasonably necessary or advisable to enable the underwriter, if any, of the securities being sold to consummate the disposition of the Registrable Securities; (e) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Second Registration Statement or any post-effective amendment thereto or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Second Registration Statement for sale in any jurisdiction at the earliest practicable date; (f) file with the Commission, in a timely manner, a Form 8-K or such other appropriate form for each press release made by the Company in which it discloses material information; (g) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

        7.4.     Information Furnished by Purchaser. It shall be a condition precedent to the Company's registration obligations under this Agreement that each Purchaser of Registrable Securities included in any Registration furnish to the Company such information regarding the Purchaser and the distribution proposed by such Purchaser as the Company may reasonably request in writing and as shall be reasonably required.

ARTICLE VIII
INDEMNIFICATION

8.1     Indemnification Generally. The Company, on the one hand, and the Purchasers, on the other hand, shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys’ fees and expenses) or deficiencies resulting from any breach of a representation, warranty or covenant by the Indemnifying Party (including indemnification by the Company of the Purchasers for any failure by the Company to deliver, or for any failure by the Purchasers to receive, stock certificates representing the Shares on the Closing Date) and all claims, charges, actions or proceedings incident to or arising out of the foregoing (“Losses”). Notwithstanding the foregoing, the Indemnifying Party shall not be liable for any Losses to the extent such Losses arise out of, result from, or are increased by, the breach of this Agreement by, or the fraudulent acts of, the Indemnified Party.

8.2     Indemnification Procedures. Each Person entitled to indemnification under this Article VIII (an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Article VIII (an “Indemnifying Party”) of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing in respect of which indemnity may be sought hereunder; provided, however, failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

ARTICLE IX
MISCELLANEOUS

9.1     Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses (or to such other addresses or telecopy numbers which such Party shall designate in writing to the other Party):

                  (a)     if to the Company to:

Disaboom, Inc.
7730 E. Belleview Avenue
Suite A-306
Greenwood Village, Colorado 80111
Attention: Chief Executive Officer
Telecopy: 720-407-6531

with a copy to:

Burns, Figa & Will, P.C.

6400 S. Fiddler’s Green Circle, Suite 1000

Greenwood Village, Colorado 80111
Attention: Theresa M. Mehringer, Esq.
Telecopy: 303-796-2777

  (b)     if to a Purchaser, at the Purchaser’s address as listed on the signature page hereof.

9.2     Loss or Mutilation. Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a certificate representing Shares and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder or an Affiliate thereof shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof or thereof, the Company will execute and deliver in lieu hereof or thereof a new stock certificate of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if the certificate representing Shares in identifiable form is surrendered to the Company for cancellation.

9.3     Survival. Each representation, warranty, covenant and agreement of the parties set forth in this Agreement is independent of each other representation, warranty, covenant and agreement. Each representation and warranty made by any Party in this Agreement shall survive the Closing through the period ending on the date two years from the date of this Agreement. Notwithstanding the foregoing, the Purchaser expressly acknowledges that, pursuant to Section 2.1 a restrictive legend will be placed on the certificates representing the Shares and the shares of the Common Stock issued pursuant to the Warrants until such legend is permitted to be removed under applicable law.

9.4     Remedies.

(a)     Each Party acknowledges that the other Parties would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of such Party in this Agreement was not performed in accordance with its terms, and it is therefore agreed that each Party in addition to and without limiting any other remedy or right such Party may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof, and each Party hereby waives any and all defenses such Party may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

(b)     All rights, powers and remedies under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

9.5     Entire Agreement. This Agreement (including the exhibits, appendices and schedules attached hereto) and other documents delivered at the Closing, contain the entire understanding of the Parties in respect of the subject matter hereof and supersede all prior agreements and understandings between or among the Parties with respect to such subject matter. The exhibits and schedules hereto constitute a part hereof as though set forth in full above.

9.6     Expenses; Taxes. Except as otherwise provided in this Agreement, the Parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Further, except as otherwise provided in this Agreement, any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of the Purchasers) arising out of the sale of the Shares by the Company to the Purchasers and consummation of the transactions contemplated by this Agreement shall be paid by the Company.

9.7     Amendment. This Agreement may be modified or amended or the provisions hereof waived with the written consent of the Company and the Purchasers. The Parties acknowledge that if the Company enters into any amendments or side agreements to a Securities Purchase Agreement after the date of this Agreement, benefiting a Purchaser in this Offering, the same amendment or side agreement shall be applied for the benefit of all Purchasers in this Offering.

9.8     Waiver. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the Parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

9.9     Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the Parties and their respective successors and legal assigns. The provisions of this Agreement are intended to be for the benefit of all Holders from time to time of the Shares and shall be enforceable by any such Holder. This Agreement is not binding upon the Company until accepted by a duly authorized officer of the Company.

9.10     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

9.11     Headings. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

9.12     Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Colorado.

9.13     Severability. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, geographical scope, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

DISABOOM, INC.:
By:
Authorized Officer

Name and Title of Officer

PURCHASER:
Signature of Purchaser

Printed Name of Purchaser

E-mail Address

Telephone Number

Street Address

City, State and Zip Code

Social Security Number or Tax ID Number

Investment by Purchaser: $_______________

APPENDIX A

DEFINITIONS

1.     Defined Terms. As used herein the following terms shall have the following meanings:

“Agreement” means this Stock Purchase Agreement.

“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Colorado.

“Closing” has the meaning set forth in Section 1.2 of this Agreement.

“Closing Date” has the meaning set forth in Section 1.2 of this Agreement.

                 “Commission” means the Securities Exchange Commission.

“Common Stock” means the common stock, $.0001 par value per share, of the Company, as constituted on the date hereof, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company.

“The Company” has the meaning set forth in the Preamble of this Agreement.

“Contract” means any agreement, indenture, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity, mortgage, restriction, commitment, obligation or other contract, agreement or instrument (whether written or oral).

“Convertible Securities” means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for additional shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

“Holder” means each Person in whose name the Shares are registered on the books of the Company maintained for such purpose.

“Indemnified Party” has the meaning set forth in Section 8.2 of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 8.2 of this Agreement.

“Lien” means any mortgage, pledge, security interest, assessment, encumbrance, lien, lease, sublease, adverse claim, levy, or charge of any kind, or any conditional Contract, title retention Contract or other contract to give or refrain from giving any of the foregoing.

“Losses” has the meaning set forth in Section 8.1 of this Agreement.

“Material Adverse Change” or “Material Adverse Effect” has the meaning as set forth in Section 3.1 of this Agreement.

“Person(s)” means any individual, sole proprietorship, partnership, joint venture, trust, limited liability company, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Purchase Price” has the meaning set forth in Section 1.1 of this agreement.

“Purchasers” has the meaning set forth in the Preamble of this Agreement.

                 “Registrable Securities” means (i) the Shares issued to the Purchasers pursuant to this Agreement; (ii) the underlying shares of common stock issuable pursuant to the exercise of the Warrants; (iii) any other shares of Common Stock that the Company, in its sole discretion, includes in the Second Registration Statement; and (iv) shares of Common Stock or shares or units of other securities issued pursuant to any stock split, stock dividend, reorganization, recapitalization, reclassification, or other distribution or change in respect of the shares of the Common Stock.

“Restricted Common Stock” has the meaning set forth in Section 2.1 of this Agreement.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.7 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the applicable time.

“Shares” has the meaning set forth in Section 1.1 of this Agreement.

2.     Other Definitional Provisions.

(a)     All references to “dollars” or “$” refer to currency of the United States of America.

(b)     Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)     All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP.

(d)     As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

(e)     The words “hereof,” “herein” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any exhibits or schedules hereto) and not to any particular provision of this Agreement.

Schedule 4.6

Investor Suitability Questionnaire

(Please check all that apply.)

____

An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Employee Retirement income Security Act, which is either a bank savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are otherwise accredited investors.

____ ____

A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Securities.

A bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity.

____	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.	____	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
____

An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or a partnership (in each case not formed for the specific purpose of acquiring the Securities) with total assets in excess of $5,000,000.

____ ____

An insurance company as defined in Section 2(13) of the Act.

An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(1)(48) of the Investment Company Act of 1940.

____

A natural person whose net worth, individually or jointly with spouse, exceeds 1,000,000 at this time (including the value of that person’s principal residence valued at either (x) cost, including cost of improvements, net of current encumbrances on the property, or (y) the appraised value of the property as determined by a written appraisal used by an institution lender making a loan to that person secured by the property, including subsequent improvements, net of current encumbrances on the property).

____ ____

A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

____

A natural person who had an individual income in excess of $200,000 in each of the two most recent calendar years or joint income with spouse inn excess of $300,000 in each of those years and has a reasonable expectation of reaching the same level of income in the current calendar year.

____ ____

Any entity in which all the equity owners are accredited investors (i.e., by virtue of their meeting any of the other tests for an “accredited investor”).

Any director or executive officer of the Company

Printed Name: _____________________ Signature:_________________________

EXHIBIT A

Term Sheet

The Company:	Disaboom, Inc.

The Offering:	Common Stock, issuable at $0.75 per share, plus warrants to purchase common stock. For every four shares of Common Stock purchased, the Investor will receive one warrant to purchase three additional shares of Common Stock, exercisable for three years at $1.00 per share. Such warrants shall consist of two series: Series 2007 –Redeemable warrants shall be callable if the Common Stock trades above $1.25 for 20 consecutive trading days and the Warrant Shares have been registered for resale for 30 consecutive days; and Series 2007 – Non-Redeemable warrants shall not be callable. For every four Shares purchased the Investor shall receive Series 2007 — Redeemable warrants to purchase two shares of Common Stock and Series 2007 – Non-Redeemable warrants to purchase one share of Common Stock

Maximum Offering:	$5,000,000

Minimum Offering:	$ 1,000,000

Escrow Account:	All funds shall be placed in escrow pending the closing of the Minimum Offering.

Offering Period:	The Initial Closing shall occur by November 6, 2007, but such date may be extended by the Company, in its sole discretion. The Final Closing and final distribution must occur by November 30, 2007, but such date may be extended by the Company, in its sole discretion.

EXHIBIT B

Form of Series 2007- Redeemable Warrant

EXHIBIT C

Form of Series 2007 Non-Redeemable Warrant

EXHIBIT D

A. RISK FACTORS FOR THIS OFFERING

        Prospective Investors should consider the following risk factors that are applicable to this Offering:

Determination of the Offering Terms

The purchase price of the Securities has been determined by the Company. The purchase price of the Securities does not necessarily bear any relationship to our assets, net worth, or other established criteria of value. In determining the number of Securities to be offered and the purchase price of the Securities, we considered our limited history, capital structure, results of operations and financial condition, prospects for us and for our industry in general, volatility in the market price of the Common Stock, and the general condition of the securities markets.

Use of Proceeds

The net proceeds from this Offering will be used for marketing, site development and working capital. There can be no assurance that this allocation for the use of proceeds will allow us to successfully implement our business plan.

Restrictions on transferability.

The sale of the Securities has not been registered under the Securities Act or any state securities laws, and such securities may not be resold unless they are subsequently registered or exemptions from such registration are available. The certificates for the Shares and Warrants will bear a legend to that effect. We plan to file a registration statement with the Commission to register for resale the Shares purchased by the Purchasers in this Offering and the shares underlying the Warrants. However, we will not be able to file the registration statement immediately, as further described in Section 7.1 of the Securities Purchase Agreement. We cannot guarantee that the registration process will go smoothly or quickly, or that if a registration statement is declared effective by the Commission, there will be a liquid market for the Shares. Purchasers should be prepared to hold their Shares and shares underlying the Warrants indefinitely in the event there are delays in the registration process.

Trading in the Company’s Common Stock.

Our Common Stock has only recently commenced trading on the Electronic Bulletin Board System under the symbol DSBO. Although the Electronic Bulletin Board is operated by the National Association of Securities Dealers, Inc., it is unlike Nasdaq or other listed markets where individual companies apply for listing and must meet and maintain strict listing standards. Instead, individual brokerage firms or market makers initiate quotations for specific securities on the Electronic Bulletin Board. The Electronic Bulletin Board requires that all companies must remain current in their filings with the SEC by filing their required reports on a timely basis. Accordingly if we are delinquent in the future, we would be subject to loss of privilege of trading on the Electronic Bulletin Board. Further, merely because a security is listed on the OTC Bulletin Board does not guarantee that there will be any trading volume in our shares. When fewer shares of a security are traded on the OTC Bulletin Board, price volatility may increase and price movement may outpace the ability of the OTC Bulletin Board to deliver accurate quote information. If there are low trading volumes in our Common Stock, there may be a lower likelihood of orders for shares of our common stock being executed, and current prices may differ significantly from prices quoted by the OTC Bulletin Board at the time of order entry.

B. RISK FACTORS PERTAINING TO OUR BUSINESS AND SECURITIES

        In addition to the risk factors applicable to the Offering potential Investors should consider the following risk factors pertaining to our business and securities in general that have been disclosed in our public filings with the SEC. Our securities are highly speculative and involve a high degree of risk, including among other items the risk factors described below.

We have a lack of operating history and lack of revenues from operations

We have no revenues and no operating history. Our only significant asset is the business plan and website currently under construction. Our ability to successfully generate revenues from our web site is dependent on a number of factors, including availability of funds to complete development efforts, to adequately test and refine the web site, and to commercialize our web site through advertising and strategic alliances. There can be no assurance that we will not encounter setbacks with our website, or our available funds will be sufficient to complete the development and implementation of the web site. In addition, we must raise additional funding by the end of 2007 in order to move forward under our business plan. The inability to raise additional funds, either through equity or debt financing, will materially impair our ability to generate revenues.

There are many risks associated with forward-looking information

Much of the information presented in the SEC Reports and along with the Securities Purchase Agreement dated October 15, 2007 contains forward-looking statements. Although we believe the forward-looking statements have reasonable bases, we cannot offer any assurance that we will be able to conduct our operations as contemplated.

The business of providing services over the internet is difficult to evaluate and our business model is unproven.

Because we recently began operations, it is difficult to evaluate our business and prospects. Our revenue and income potential is unproven and our business model is emerging. We may never achieve favorable operating results or profitability.

We may be unable to generate significant advertising revenues

We expect to derive a significant portion of our revenues from advertising on the Disaboom.com website, based on visitors to the site and page views by visitors. We may not, however, be able to generate advertising revenues. There are no widely accepted standards that measure the effectiveness of web advertising. If no standards develop, existing advertisers may not continue their current level of web advertising, and advertisers that have traditionally relied on other advertising media may be reluctant to advertise on the web. Advertisers that already have invested substantial resources in other advertising methods may be reluctant to adopt a new strategy. Our business would be adversely affected if the market for web advertising fails to develop or develops more slowly than expected.

Different pricing models are used to sell advertising on the web. It is difficult to predict which, if any, will emerge as the industry standard. This makes it difficult to project future advertising revenues. Moreover, “filter” software programs that limit or prevent advertising from being delivered to a web user’s computer are available. Widespread adoption of this software could adversely affect the commercial viability of web advertising.

There is no assurance that we will be successful in expanding our operations and, if successful, managing our future growth

We anticipate that we will continue with the development of our website, even though our web site launched October 1, 2007. The payments for continued website development and expansion of our operations will result in significant operating costs. If we are unable to generate revenues that are sufficient to cover our significant operating costs, our results of operations will be materially and adversely affected. In addition, we may experience periods of rapid growth, including increased staffing levels. Such growth will place a substantial strain on our management, operational, financial and other resources. Moreover, we will need to train, motivate and manage employees and attract sales, technical and other professionals. Any failure to expand these areas and implement such procedures and controls in an efficient manner and at a pace consistent with our business objectives would have a material adverse affect on our business, financial condition and results of operations.

We are dependent on our key personnel, and the loss of any could adversely affect our business.

We depend on the continued performance of the members of our management team, particularly Dr. Glen House, J.W. Roth and John Walpuck. Dr. House, Mr. Roth and Mr. Walpuck have each contributed significantly to the expertise of our team and the position of our business. Dr. House and Mr. Roth entered into three-year employment agreements with us, and Mr. Walpuck entered into a two-year employment agreement with us. If we lose the services of any of the foregoing individuals, and are unable to locate suitable replacements for such persons in a timely manner, it could have a material adverse effect on our business. We do not expect to obtain key man life insurance for any members of management in the foreseeable future.

We will face significant competition; and, our competitors may have greater resources or research and development capabilities than we have, and we may not have the resources necessary to successfully compete with them.

Our business has been to create a niche in the resource area for Americans living with disabilities. We are not aware of any competitors commercially selling this resource; however, the market for healthcare information services is intensely competitive, rapidly evolving and subject to rapid technological change. As we continue to develop and introduce our new website, we will find the Internet and advertising business is highly competitive, and we may face increasing competition. We expect that many of our competitors will have greater financial and technical resources, more experience in research and development, and more established marketing and distribution capabilities than we have. These organizations may also be better known and have more customers. We may be unable to compete successfully against these organizations.

We expect that major software information systems companies and others specializing in the healthcare industry will offer competitive applications or services. Some of our large customers may also compete with us.

We will also compete for members, consumers, content and service providers, advertisers, sponsors and acquisition candidates with the following categories of companies:

o	online services or websites targeted to the healthcare industry and healthcare consumers generally, including webmd.com, medscape.com, pol.net, ivillage.com, medcareonline.com, mediconsult.com, betterhealth.com, drkoop.com, onhealth.com, healthcentral.com and thriveonline.com;

•	publishers and distributors of traditional offline media, including those targeted to healthcare professionals, many of which have established or may establish web sites;
•	general purpose consumer online services and portals which provide access to healthcare-related content and services;
•	public sector and non-profit websites that provide healthcare information without advertising or commercial sponsorships;
•	vendors of healthcare information, products and services distributed through other means, including direct sales, mail and fax messaging; and
•	web search and retrieval services and other high-traffic websites.

We will face significant competition from traditional media companies which could adversely affect our future operating results.

We also compete with traditional media companies for advertising. Most advertisers currently spend only a small portion of their advertising budgets on Internet advertising. If we fail to persuade advertisers to spend a portion of their budget on advertising with us, our revenues could decline and our future operating results could be adversely affected.

Our business will suffer if commercial users and subscribers do not accept Internet solutions.

Our business model depends on the adoption of Internet solutions by commercial users and subscribers. Our business could suffer dramatically if Internet solutions are not accepted or not perceived to be effective. The Internet may not prove to be a viable commercial marketplace for a number of reasons, including:

•	inadequate development of the necessary infrastructure for communication speed, access and server reliability;

•	security and confidentiality concerns;
•	lack of development of complementary products, such as high-speed modems and high-speed communication lines;
•	implementation of competing technologies;
•	delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity; and
•	governmental regulation

We expect Internet use to grow in number of users and volume of traffic. The Internet infrastructure may be unable to support the demands placed on it by this continued growth.

Performance or security problems with our web site could negatively impact our business.

Our success depends greatly on (i) successfully completing development of our website and making it operational, and (ii) maintaining the site to minimize delays and systems problems. Our customer satisfaction and our business could be harmed if we or our customers experience system delays, failures or loss of data. The occurrence of a major catastrophic event or other system failure at any of our facilities could interrupt data processing or result in the loss of stored data. In addition, we will depend on the efficient operation of Internet connections from customers to our systems. These connections, in turn, depend on the efficient operation of Web browsers, Internet service providers and Internet backbone service providers, all of which have had periodic operational problems or experienced outages.

A material security breach could damage our reputation or result in liability. We will retain confidential member and customer information in processing centers. We may be required to spend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Any well-publicized compromise of Internet security could deter people from using the Internet or from conducting transactions that involve transmitting confidential information, including confidential healthcare information. Therefore, it is critical that these facilities and infrastructure remain secure and are perceived by the marketplace to be secure.

Despite the implementation of security measures, this infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems.

Technology may change faster than we can update our applications and services.

Medical information exchange is a relatively new and evolving market. The pace of change in our market is rapid and there are frequent new product introductions and evolving industry standards. We may be unsuccessful in responding to technological developments and changing customer needs. In addition, our applications and services offerings may become obsolete due to the adoption of new technologies or standards.

We will depend on service and content providers to provide information and data feeds on a timely basis. Our website could experience disruptions or interruptions in service due to the failure or delay in the transmission or receipt of this information. In addition, our members and consumers will depend on Internet service providers, online service providers and other web site operators for access to our web sites. All of them have experienced significant outages in the past and could experience outages, delays and other difficulties in the future due to system failures unrelated to our systems. Any significant interruptions in our services or increases in response time could result in a loss of potential or existing members, consumers, strategic partners, advertisers or sponsors and, if sustained or repeated, could reduce the attractiveness of our services.

If we are unable to provide services which generate significant traffic to our websites, or we are unable to enter into distribution relationships which drive significant traffic to our websites, our business could be harmed, causing our revenues to decline.

The success of our business plan is entirely dependent on the number of page views and subsequently advertising revenue. Our marketing plan is measured by the number of page views or web site hits we receive. Although management has based its estimates on what it believes to be reasonable assumptions, there can be no assurance that the number of page views can be accurately predicted, which in turn will substantially impact the ability to attract the requisite purchasers with spending power as well as advertisers on our site, who advertise based on web site traffic numbers. A material reduction in our web site hits will substantially affect our business plan, projected revenues and net income.

The majority of our revenues will be derived from advertising, and the reduction in spending by or loss of current or potential advertisers would cause our revenues and operating results to decline.

The majority of our total revenues will come from marketing services. Our ability to grow marketing services revenue depends upon:

•	maintaining our user base;
•	broadening our relationships with advertisers to small and medium size businesses;
•	attracting advertisers to our user base;
•	increasing demand for our advertising;
•	deriving better demographic and other information from our users; and
•	deriving continued acceptance of the web by advertisers as an advertising medium.

Search marketing agreements often have payments contingent upon usage or click-through levels.  Accordingly, it is difficult to forecast marketing services revenues accurately.  However, our expense levels are based in part on expectations of future revenues, including occasional guaranteed minimum payments to our affiliates in connection with search marketing, and are fixed over the short-term with respect to certain categories.  Any reduction in spending by or loss of existing or potential future advertisers would cause our revenues to decline.  Further, we may be unable to adjust spending quickly enough to compensate for any unexpected revenue shortfall.

Decreases or delays in advertising spending by our advertisers due to general economic conditions could harm our ability to generate advertising revenue.

Expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns.  Since we expect to derive the majority of our revenues from advertising, any decreases in or delays in advertising spending due to general economic conditions could reduce our revenues or negatively impact our ability to grow our revenues.

If we are unable to license or acquire compelling content at reasonable costs or if we do not develop compelling content, the number of users of our services may not grow as anticipated, or may decline, which could harm our operating results.

Our future success depends in part upon our ability to aggregate compelling content and deliver that content through our online properties.  We license much of the content on our online properties, such as news items, stock quotes, weather reports, maps and audio and video content from third parties.  We will provide audio and video content to our users, and we believe that users will increasingly demand high-quality audio and video content, such as music, film, speeches, news footage, concerts and other special events.  Such content may require us to make substantial payments to third parties from whom we license or acquire such content.  For example, our music and entertainment properties will rely on major sports organizations, radio and television stations, record labels, music publishers, cable networks, businesses, colleges and universities, film producers and distributors, and other organizations for a large portion of the content available on our properties.  Our ability to maintain and build relationships with third-party content providers will be critical to our success.  In addition, as new methods for accessing the Internet become available, including through alternative devices, we may need to enter into amended content agreements with existing third-party content providers to cover the new devices.  Also, to the extent that Disaboom.com develops content of its own, Disaboom.com’s current and potential third-party content providers may view our services as competitive with their own, and this may adversely affect their willingness to contract with us.  We may be unable to enter into new, or preserve existing, relationships with the third parties whose content we seek to obtain.  In addition, as competition for compelling content increases both domestically and internationally, our content providers may increase the prices at which they offer their content to us, and potential content providers may not offer their content on terms agreeable to us.  An increase in the prices charged to us by third-party content providers could harm our operating results and financial condition.  Further, many of our content licenses with third parties are non-exclusive.  Accordingly, other webcasters and other media such as radio or television may be able to offer similar or identical content.  This increases the importance of our ability to deliver compelling editorial content and personalization of this content for users in order to differentiate Disaboom.com from other businesses.  If we are unable to license or acquire compelling content at reasonable prices, if other companies broadcast content that is similar to or the same as that provided by Disaboom.com, or if we do not develop compelling editorial content or personalization services, the number of users of our services may not grow as anticipated, or may decline, which could harm our operating results.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our brand image and harm our business and our operating results.

We create, own and maintain a wide array of intellectual property assets, including copyrights, trademarks, trade dress, trade secrets and rights to certain domain names, which we believe are among our most valuable assets.  We seek to protect our intellectual property assets through copyright, trade secret, trademark and other laws of the United States and other countries of the world, and through contractual provisions.  The efforts we have taken to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of those rights.  In addition, effective trademark, copyright and trade secret protection may not be available or cost-effective in every country in which our web site and media properties are distributed or made available through the Internet.  There may be instances where we are not able to fully protect or utilize our intellectual property assets in a manner to maximize competitive advantages.  Further, while we attempt to ensure that the quality of our brand is maintained by our licensees, our licensees may take actions that could impair the value of our brand, our proprietary rights or the reputation of our products and media properties.  We are aware that third parties may, from time to time, copy significant content available on Disaboom.com for use in competitive Internet services.  Protection of the distinctive elements of Disaboom.com may not be available under copyright law.  If we are unable to protect our proprietary rights from unauthorized use, the value of our brand image may be reduced.  Any impairment of our brand could negatively impact our business.  In addition, protecting our intellectual property and other proprietary rights is expensive and time consuming.  Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and consequently harm our operating results.

We may in the future be subject to intellectual property infringement claims, which are costly to defend, could result in significant damage awards, and could limit our ability to provide certain content or use certain technologies in the future.

Third parties may in the future assert claims against us alleging infringement of copyrights, trademark rights, trade secret rights or other proprietary rights, or alleging unfair competition or violations of privacy rights or failure to maintain confidentiality of user data.  In addition, third parties may make trademark infringement and related claims against us.

As we expand our business and develop new technologies, products and services, we may become increasingly subject to intellectual property infringement claims.  In the event that there is a determination that we have infringed third-party proprietary rights such as copyrights, trademark rights, trade secret rights or other third party rights such as publicity and privacy rights, we could incur substantial monetary liability, be required to enter into costly royalty or licensing agreements or be prevented from using the rights, which could require us to change our business practices in the future and limit our ability to compete effectively.  We may also incur substantial expenses in defending against third-party infringement claims regardless of the merit of such claims.  In addition, many of our agreements with our customers or affiliates require us to indemnify them for certain third-party intellectual property infringement claims, which could increase our costs in defending such claims and our damages.  The occurrence of any of these results could harm our brand and negatively impact our operating results.

We are subject to United States and foreign government regulation on Internet services which could subject us to claims and remedies including monetary liabilities and limitations on our business practices.

We are subject to regulations and laws directly applicable to providers of Internet services both domestically and internationally.  The application of existing domestic and international laws and regulations to Disaboom.com relating to issues such as user privacy and data protection, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, financial market regulation, consumer protection, content regulation, quality of services, telecommunications and intellectual property ownership and infringement in many instances is unclear or unsettled.  In addition, we will also be subject to any new laws and regulations directly applicable to our domestic and international activities.  Further, the application of existing laws to Disaboom.com regulating or requiring licenses for certain businesses of our advertisers including, for example, distribution of pharmaceuticals, alcohol, adult content, tobacco or firearms, as well as insurance and securities brokerage and legal services, can be unclear. We may incur substantial liabilities for expenses necessary to comply with these laws and regulations or penalties for any failure to comply.  Compliance with these laws and regulations may also cause us to change or limit our business practices in a manner adverse to our business.

A number of federal laws, including those referenced below, impact our business.  The Digital Millennium Copyright Act (“DMCA”) is intended, in part, to limit the liability of eligible online service providers for listing or linking to third-party websites that include materials that infringe copyrights or other rights of others.  Portions of the Communications Decency Act (“CDA”) are intended to provide statutory protections to online service providers who distribute third party content.  Disaboom.com relies on the protections provided by both the DMCA and CDA in conducting its business.  Any changes in these laws or judicial interpretations narrowing their protections will subject us to greater risk of liability and may increase our costs of compliance with these regulations or limit our ability to operate certain lines of business.  The Children’s Online Protection Act and the Children’s Online Privacy Protection Act are intended to restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors.  In addition, the Protection of Children From Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances.  The costs of compliance with these regulations may increase in the future as a result of changes in the regulations or the interpretation of them.  Further, any failures on our part to comply with these regulations may subject us to significant liabilities.

Changes in regulations or user concerns regarding privacy and protection of user data could adversely affect our business.

Federal, state and international laws and regulations may govern the collection, use, sharing and security of data that we receive from our users and partners.  In addition, we have and post on our website our own privacy policies and practices concerning the collection, use and disclosure of user data.  Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or other federal, state or international privacy-related laws and regulations could result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business.

Further, failure or perceived failure to comply with our policies or applicable requirements related to the collection, use, sharing or security of personal information or other privacy-related matters could result in a loss of user confidence in us and ultimately in a loss of users, partners or advertisers, which could adversely affect our business.

There are a large number of legislative proposals pending before the United States Congress, various state legislative bodies and foreign governments concerning privacy issues related to our business.  It is not possible to predict whether or when such legislation may be adopted.  Certain proposals, if adopted, could impose requirements that may result in a decrease in our user registrations and revenues.  In addition, the interpretation and application of user data protection laws are in a state of flux.  Complying with these varying requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

We will require additional capital in the future and we cannot assure you that capital will be available on reasonable terms, if at all, or on terms that would not cause substantial dilution to your stock holdings.

We will need to raise capital to execute our business plan. If capital requirements vary materially from those currently planned, we may require additional capital sooner than expected. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to us, if at all. Any sale of a substantial number of additional shares may cause dilution to your investment and could also cause the market price of our common stock to decline.

We do not plan to pay dividends on our common stock.

We do not anticipate paying cash dividends to the holders of our common stock in the foreseeable future. Accordingly, investors in our common stock must rely upon subsequent sales after price appreciation as the sole method to realize a gain on an investment in our common stock. There are no assurances that the price of our common stock will ever appreciate in value particularly if we continue to sustain operating losses. Investors seeking cash dividends should not buy our common stock.

Our stock price may be extremely volatile.

The trading price of our common stock is subject to wide fluctuations in response to our business development. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our common stock.

Our common stock is subject to the penny stock rules which will limit the market for our common stock and increase the cost of sale because of additional broker compensation.

If the market price of the common stock is less than $5 per share, the common stock is classified as a “penny stock.” SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an “established customer” or an “accredited investor.” This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny stock transactions because of the extra requirements imposed on penny stock transactions. Application of the penny stock rules to our common stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our common stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

There may be a greater risk of fraud on the OTC Bulletin Board.

OTC Bulletin Board securities are frequently targets for fraud or market manipulation because they are not regulated as closely as securities listed on exchanges. Dealers may dominate the market and set prices that are not based on competitive forces. Individuals or groups may create fraudulent markets and control the sudden, sharp increase of price and trading volume and the equally sudden collapse of market prices. While there is regulation of the OTC Bulletin Board, it is not as comprehensive as the regulation of the listed exchange. If our shares are subject to fraudulent activity, the value of an investment in our common stock could decline significantly.